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                                                                   Exhibit 10.28



REAL BROADCAST NETWORK




                       Streaming Media Services Agreement
                                      with
                               GLOBAL MEDIA CORP.





                                JANUARY 19, 2000





PREPARED BY:
RICHARD EASTERN
SENIOR ACCOUNT EXECUTIVE
REALNETWORKS, INC.
2601 ELLIOTT AVENUE
SEATTLE, WA 98121
TEL: (206) 674-2248
FAX: (206) 674-2697
richarde@real.com


                                                                          Page 1
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         This Streaming Media Services Agreement ("Agreement") is effective as of the last date signed below, by and between GLOBAL MEDIA CORP., with its principal place of business at 400 Robson Street, Vancouver, British Columbia, Canada V6B 2B4 ("Company"), and RealNetworks, Inc., a Washington corporation with its principal place of business at 2601 Elliott Avenue, Seattle, Washington 98121 ("RN"). Company desires that RN supply certain streaming media services in connection with the Internet products or activities of Company, and RN desires to supply such services. In consideration of the mutual promises and covenants contained herein, the parties agree as follows:

1.       DEFINITIONS

         1.1 "Content" means all audio, video or other streaming materials supplied by or for Company to RN in connection with the performance of Services by RN pursuant to this Agreement.

         1.2 "Services" means the services to be provided by RN to Company pursuant to this Agreement, as more fully described in Exhibit 2 attached hereto.

         1.3 "Site" means the World Wide Web site located at www.globalmedia.com and affiliated radio station sites.
         1.4 "System" means the equipment and communications network via which Services are provided, as more fully described in Exhibit 2.

2.       COMPANY OBLIGATIONS

         2.1 SUPPLY OF CONTENT. Company shall supply Content to RN via telephone line, ISDN, frame relay, satellite feed or via FTP, according to the schedule and specifications to be agreed to by the parties.

         2.2 LICENSE GRANT. Company hereby grants RN, during the term of this Agreement, the nonexclusive, worldwide, royalty-free right and license to:

                  2.2.1 use, reproduce, encode, transmit, publicly perform, publicly display and distribute Content as necessary or desirable for RN's performance of Services under this Agreement; and

                  2.2.2 use the trademarks, logos and trade names of Company and any third-parties contained in the Content solely in connection with RN's performance of Services.

         2.3 RESPONSIBILITY FOR CONTENT AND THE SITE. Except for the Services to be provided by RN hereunder, as between Company and RN, Company shall be completely and solely responsible for all matters relating to Content and the Site, including, without limitation, all costs, activities, obligations and liabilities associated with the creation, production, editing, supply, correction and maintenance of the Content and the Site. Company shall notify RN when it desires to remove material from Content, which material RN shall promptly remove. RN assumes no responsibility for editing, reviewing, controlling or conducting any other activities associated with publishing any Content, or (except for the Services) operating or maintaining the Site, nor shall it have any liability to any third party in connection with such activities. Company shall have the right to alter, modify or delete Content under its control at any time, or, if RN's assistance is needed, upon prior notice to RN.

         2.4 SUPPORT. Company shall provide RN with reasonable support and assistance, as set forth in Exhibit 1 hereto, in connection with RN's provision of Services throughout the term of this Agreement.

         2.5 CLEARANCE. Company shall be solely responsible for obtaining any necessary rebroadcast or retransmission rights or permissions if it desires RN to acquire any broadcast signals using DBS, and shall bear all costs, obligations and liabilities associated therewith.

         2.6 ATTRIBUTION. Company agrees to indicate on its Site that the Content is being delivered on the Real Broadcast Network. Company must indicate which publicly available files are in the RealAudio (.ra) or RealVideo (.rm) format. RN hereby grants Company a non-exclusive, worldwide, limited license


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to use, and Company agrees that Company shall always use, RN's trademarks in accordance with RN's Trademark and Logo Usage Policy at http://www.real.com/corporate/logos/policy.html., and for the sole purpose of informing web page visitors that RealAudio or RealVideo content is available at Company's web page. Company agrees that it shall not use any RN trademark in a way that may imply that it is an agency or branch of RN, or that may imply that RN endorses, is affiliated with, or sponsors Company or Company's products, without RN's express written permission. Company also agrees that Company may not link directly to any media file or .ram file made available from the RN website.

         2.7 EXCLUSIVITY. Company agrees that RN will be the exclusive provider of streaming media services to Company during the Term. Company also agrees to exclusively use RN's format for all media delivery during the Term.

         2.8 NO HIRE. During the Term of the Agreement and for a period of two
(2) years after termination of this Agreement, Company agrees not to hire, as an employee, contractor or consultant, or to appoint to its board of directors, any then-current RN employee or any former employee who has left RN within the then-preceding twelve (12) months or who is otherwise prohibited by the terms of an non-competition agreement from working for a competitor of RN, in which case Company shall not hire such former employee until the expiration of said 12 month period or the term of his or her noncompete, whichever is later. A breach of this Section by Company shall give RN the right to terminate this Agreement as provided in Section 8.2 below.

         2.9 INFRASTRUCTURE BUILD-OUT. If Company chooses to build out its own hosting infrastructure during the Term of this Agreement, Company will negotiate terms with RN for the required software, services and license agreements associated with infrastructure build-out.

3.       RN OBLIGATIONS

         3.1 SERVICES. RN shall supply the Services to Company, and perform such Services in a workmanlike manner in accordance with the standards generally prevailing in the industry for similar services. RN shall use commercially reasonable best efforts to maintain the System and provide the Services in accordance with Exhibit 2, but shall not be liable to Company or any third party for any failure to do so due to reasons: (i) beyond RN's reasonable control,
(ii) arising from other than RN's obligations as expressly set forth in Exhibit 2, (iii) arising in connection with viewer and listener use of Content in excess of the maximum burstable System capacity level, and/or (iv) arising from or in connection with problems attributable to Content. Company acknowledges that RN may use third-party service providers to supply certain components of the System or the Services.

         3.2 REPORTING. RN will generate daily on-line reports, accessible via a web page, that include the total number of viewers and listeners accessing the Content and the average time duration observed by RN with respect to each Content piece.

4.       FEES AND PAYMENT

         4.1 FEES. Pricing for the Services ("Service Fees") shall be as set forth in Exhibit 3 attached hereto.

         4.2 PAYMENT. RN shall invoice Company for Service Fees performed on a monthly basis. Company shall pay all taxes, duties and similar charges that apply to or arise from this Agreement, excluding taxes on RN's income. All invoices are due and payable in full within 30 calendar days of the invoice date, to the account and in the manner designated by RN. Notwithstanding the termination provisions of this Agreement, RN reserves the right to terminate its Services and this Agreement immediately without further notice if payment is not received in accordance with invoice terms. Invoiced amounts not paid when due shall be subject to late fees equal to the lower of 1.5% per month or the maximum amount allowed by applicable law. Termination of this Agreement and/or payment of such late fees shall not prejudice any other rights or remedies that may be available to RN with respect to any nonpayment or late payment of applicable Service Fees. Service Fee payments are nonrefundable and not subject to offset.


5.       PROPRIETARY RIGHTS

         5.1 COMPANY'S OWNERSHIP. As between RN and Company, Company shall be the sole owner of all right, title and interest in and to Content and the Site, and all copyrights and other intellectual property rights therein. Company shall retain title to and ownership in information relating to viewers and listeners; provided, however, that RN shall have the nonexclusive, perpetual, irrevocable, royalty-free, worldwide right to use viewer and listener data and statistics gathered by the System or obtained by RN during the performance of the Services.

         5.2 RN'S OWNERSHIP. RN shall be the sole owner of all right, title and interest in and to the System, computer programs, materials, processes and other works of authorship developed or used by or for RN in connection with the Content, the Site and/or the provision of Services hereunder, and all copyrights, patents and other intellectual property rights therein.

6.       WARRANTIES AND INDEMNIFICATION

         6.1      CONTENT AND AUTHORIZATION WARRANTIES.

                  6.1.1 Company warrants and represents that: (i) the Content and any portion thereof does not in any way violate any existing law, infringe upon or misappropriate any copyright, patent, trademark, trade secret, right of publicity, right of privacy or other proprietary rights of any third party, either in whole or in part; (ii) the Content contains no matter which, if published, will be libelous or defamatory; (iii) it has obtained or will obtain all necessary consents, licenses, permissions and releases necessary to grant RN the rights granted hereunder; (iv) the Content complies with all federal, state and local laws and regulations (including those governing export and import) that are applicable to the transmission or use of the Content as permitted or contemplated by this Agreement for each country in which the Content is intended to be transmitted or delivered; (v) there exist no outstanding obligations to accord credit to any third party with respect to, or to respect any third party's rights against changes to, the Content; (vi) it has the full power and authority to enter into this Agreement and to perform its obligations hereunder; and (v) Company is solely responsible for, and has paid or will promptly pay, all amounts due any third-party content provider or other person or entity that has a right to receive any royalty or other payment as a result of the transmission or other use of the Content as contemplated by or provided under this Agreement. Notwithstanding the foregoing, Company shall not be liable for any material inserted in the Content by RN other than as supplied, permitted or instructed by Company.

                  6.1.2 RN warrants and represents that: (i) to the best of its knowledge, the System does not in any way violate any existing law, infringe upon or misappropriate any third party proprietary rights, either in whole or in part; (ii) it has all necessary right, title and interest in and to the System, including, without limitation, the right to grant Company the rights granted hereunder; and (iii) it has the full power and authority to enter into this Agreement and to perform its obligations hereunder.

         6.2      INDEMNITIES.

                  6.2.1 Company hereby agrees to indemnify, hold harmless and defend RN, its affiliated companies and partners, and their respective officers, directors, employees and agents from and against any and all claims, damages, costs and expenses, including reasonable attorneys' fees and litigation expenses, arising out of or in connection with any Content or the Site, or act or failure to act of Company or any person or entity other than RN, or act by RN pursuant to this Agreement or as otherwise instructed or authorized by Company, including, without limitation: (i) infringement or violation, or alleged infringement or violation, of any copyright, patent, trademark, trade secret, right of publicity, right of privacy, or other third-party proprietary rights;
(ii) unfair trade practice, defamation or

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misrepresentation; or (iii) Company's breach of the warranties and representations in Section 6.1.1 and/or the obligations in Section 4.2.

                  6.2.2 RN hereby agrees to indemnify, hold harmless and defend Company, its affiliated companies and partners, and their respective officers, directors, employees and agents from and against any and all claims, damages, costs and expenses, including reasonable attorneys' fees and litigation expenses, arising out of or in connection with (i) RN's breach of the warranties and representations in Section 6.1.2; (ii) any material inserted in the Content by RN other than as supplied, permitted or instructed by Company; or (iii) infringement or violation of any copyright, patent, trademark or trade secret of any third party.

                  6.2.3 The parties' obligations of indemnification under this
Section 6.2 shall apply to any claims brought by one party against the other with respect to the indemnified claims. The indemnifying party's obligations under this Section 6.2 shall be subject to the indemnified party providing the indemnifying party (i) reasonably prompt written notice of any such claim or action and permit the indemnifying party, through its counsel, to answer and defend such claim or action, and (ii) with all reasonably required information, assistance and authority to assist in defending such claim or action. The indemnified party, at its own expense, shall have the right to employ separate counsel and participate in the defense thereof. The indemnifying party shall reimburse the indemnified party upon demand for any payments made or loss suffered by it at any time after the date hereof based on the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims in respect to any damages to which the foregoing relates and to which the indemnifying party agrees in writing in advance.

7.       CONFIDENTIALITY

          "Confidential Information" means any term of this Agreement and any proprietary information or data, either oral or written, received from and designated as confidential by the disclosing party. It does not, however, include information that (i) is already known by the recipient, (ii) becomes publicly known through no wrongful act of the recipient, or (iii) is received by the recipient from a third party without similar restriction and without breach of this Agreement. Each party agrees that it will use the same care to protect against the unauthorized duplication, use, publication or disclosure of any such Confidential Information of the other party as it uses to protect its own proprietary and confidential information, and will not use or disclose such Confidential Information except in connection with and in furtherance of the purposes of this Agreement, unless authorized in writing by the other party. All materials, including copies and summaries, containing the other party's Confidential Information shall be destroyed or returned to such party, as instructed by such party, by the recipient promptly upon termination of this Agreement.

8.       TERM AND TERMINATION

         8.1 TERM. Unless sooner terminated as provided herein, the initial term of this Agreement shall commence on the last date signed and accepted by both parties below and expire FIVE (5) YEARS thereafter.

         8.2 TERMINATION FOR BREACH. If either party breaches any material provision of this Agreement and such breach has not been cured within 10 days after the non-breaching party has given written notice to the breaching party of such breach, then the non-breaching party may terminate this Agreement effective upon three business days' written notice to the breaching party.

8.3 TERMINATION FOR INSOLVENCY. Either party may, at its option and upon written notice, terminate this Agreement, effective immediately, should the other party
(i) admit in writing its inability to pay its debts generally as they become due; (ii) make a general assignment for the benefit of its creditors; (iii) institute proceedings to be adjudicated a voluntary bankrupt, or consent to the filing of a petition of bankruptcy against it; (iv) seek reorganization under any bankruptcy act, or consent to the filing of a petition seeking such reorganization; or (v) have a decree entered against it by a court of

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competent jurisdiction appointing a receiver, liquidator, trustee or assignee in bankruptcy or in insolvency covering all or substantially all of such party's property or providing for the liquidation of such party's property or business affairs, provided such decree is not dismissed within 45 days.

         8.4 EFFECT OF TERMINATION. Upon termination or expiration of this Agreement for any reason, the licenses granted in Section 2.2 shall terminate, and RN shall remove all Content from the System within 30 days following such termination or expiration; provided, however, that Company shall incur any Service Fees accrued during such 30-day period. Except as provided in Section 8.3, the termination or expiration of this Agreement shall have no effect on Company's obligation to pay for Services performed prior to the effective date of such termination or expiration. The provisions of Sections 5 through 11 shall survive the termination or expiration of this Agreement.

9.       WARRANTY DISCLAIMER AND LIMITATIONS OF LIABILITY

         9.1 WARRANTY DISCLAIMER. EXCEPT AS SPECIFICALLY SET FORTH ABOVE, NEITHER PARTY MAKES ANY WARRANTY, AND BOTH PARTIES HEREBY DISCLAIM ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO CONTENT OR SERVICES TO BE PROVIDED HEREUNDER.

         9.2 LIMITATION OF LIABILITY. NEITHER PARTY SHALL BE LIABLE TO THE OTHER IN TORT, CONTRACT OR UNDER ANY OTHER LEGAL THEORY FOR ANY CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR SPECIAL LOSS OR DAMAGE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF APPRISED OF THE LIKELIHOOD OF SUCH DAMAGE OCCURRING.

10.      NOTICE

         Any notice or payment to be made or given to either party shall be sufficiently made or given on the date of receipt if addressed to RN or Company as set forth below and (i) if delivered personally with receipt acknowledged; or
(ii) sent by DHL Worldwide Express or comparable international courier service for the soonest possible delivery. Either party may change its notice and contact information by providing notice, in the manner set forth above, to the other party.


    RN:                                          COMPANY:


    Vice President, Real Broadcast Networks      President
    RealNetworks, Inc.                           Global Media Corp.
    2601 Elliott Ave.                            400 Robson Street
    Seattle, Washington  98121                   Vancouver, British Columbia,
    U.S.A.                                       Canada V6B 2B4


    With a copy to:                              With copy to General Counsel
    VP & General Counsel                         at the same address
    at the same address


11.      MISCELLANEOUS

         This Agreement and Exhibits 1-3 attached hereto, incorporated herein by this reference, constitute the final agreement between the parties, and supersede and cancel all prior negotiations, understandings, correspondence and agreements, oral and written, express or implied, between the parties relating to the subject matter hereof (including specifically but not limited to the Streaming Media Services Agreement between the parties dated April 19,
1999), and shall be binding only when executed by both parties

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hereto. No waiver, amendment or modification of any provision of this
Agreement shall be effective unless it is in a document that expressly refers to this Agreement and is signed by both parties. Failure or delay by either party in exercising any rights or remedy under this Agreement shall not operate as a waiver of any such right or remedy. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions shall not, in any way, be affected or impaired thereby. This Agreement shall be governed by the laws of the State of Washington, excluding that body of law known as conflicts of law. Any and all unresolved disputes arising under this Agreement shall be submitted to arbitration in the State of Washington. The arbitration shall be conducted under the rules then prevailing of the American Arbitration Association. The award of the arbitrator shall be binding and may be entered as a judgment in any court of competent jurisdiction.

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IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives the day and year first written below.

REALNETWORKS, INC.                     GLOBAL MEDIA CORP.

By:      Ian Freed                     By:               Rob Fuller
                                                ------------------------------
                                                Name
         General Manager, RBN                            CEO
                                                ------------------------------
                                                Title
         /s/ Ian Freed                               /s/ Rob Fuller
         ----------------------------           ------------------------------
         Signature                              Signature

         ----------------------------           ------------------------------
         Date                                   Date




                                       BILL TO INFORMATION:

                                       NAME:
                                            ----------------------------------

                                       TITLE:
                                            ----------------------------------

                                       ADDRESS:
                                              --------------------------------

                                       CITY:
                                           -----------------------------------

                                       STATE:
                                            ----------------------------------

                                       ZIP CODE:
                                               -------------------------------

                                       PHONE:
                                            ----------------------------------

                                       FAX:
                                          ------------------------------------

                                       EMAIL:
                                            ----------------------------------

                                       PO NUMBER (IF AVAILABLE):
                                                               ---------------


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                                    EXHIBIT 1
                                 COMPANY SUPPORT


PREPARING AUDIO AND VIDEO

1. Company will provide all on-demand media files using the Encoding Software (e.g., audio, video, animation and other media file types as they become supported by the Real Broadcast Network and as Company may then elect to provide) encoded in the file format appropriate for each stream type to the Broadcast Operations Center (BOC) via the File Transfer Protocol (FTP).

2. Company agrees to utilize the virtual file name convention established by RN for all streaming media files, including those encoded by RN and those encoded by Company.

3. Company agrees to furnish RN with the URL for each live or simulated live stream remotely encoded by Company. Using the conventions established by RBN operations.

FEED ACQUISITION

4. Company shall take the appropriate measures to ensure that all live or simulated live feeds will be delivered continuously to the BOC 24 hours/day, 7 days/week, except for scheduled maintenance. If feed is provided to RN via satellite and Company intends to utilize transmission methods which are proprietary or uncommon, Company agrees to provide the receiver equipment to RN and to allow adequate time for setup and testing of equipment prior to delivery of live content.

5. At Company's election, Company agrees to deliver live feeds to the BOC via satellite, frame relay or ISDN.

6. Company will encode feeds to be delivered to BOC via ISDN and dedicated frame relay. If program archive is desired, Company will be responsible for archiving live broadcasts and delivering the files to the BOC via FTP.

7. Company agrees to provide the following to RN prior to the delivery of any live feed to the BOC via frame relay:

    - Dedicated point-to-point frame relay connection between Company's encoder and BOC- Exact date and time of frame relay activation.
    - At least sixty (60) calendar days notice for before activation of full-time (24 hrs/day, 7 days/week) feed delivery.
    - At least 15 minutes of full system testing time at least five working days before activation of full-time feed delivery. Working day is defined as Monday - Friday, 9am - 6pm, Pacific Time.
    - Company agrees to utilize frame relay equipment that has been certified by Real Broadcast Network (RBN) Operations. Both parties shall be responsible to ensure that Company's live feeds can interface with the RBN frame relay system.

8. Company shall provide the following to RN prior to the delivery of any live feed to the BOC via ISDN:

    - Dedicated point-to-point ISDN connection between Company's encoder and BOC
    -   Exact date, time and duration of ISDN call.
    - At least five working days notice for single events, and seven working days notice for multiple events
    - Calling ISDN number. For Church pricing located in Exhibit 3, Individual churches are responsible for calling into BOC at time of event.
    - At least 15 minutes of full system testing time at least 2 working days in advance of any event that uses a new or unique configuration. Full system tests require Company to make content available via ISDN utilizing the same telephone number which will be used for the actual event. Working day is defined as Monday - Friday, 9am - 6pm, Pacific Time.
    - Company agrees to utilize ISDN equipment that has been certified by Real Broadcast Network (RBN) Operations. Both parties shall be responsible to ensure that Company's live feeds can interface with the RBN ISDN system.

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9.   Company shall provide the following to RN prior to the delivery of any live feed to the BOC via satellite:
    -   Exact date & time of satellite transmission
    - At least 5 working days notice for single events, and 7 working days notice for multiple events
    - Satellite name, coordinates, transponder number, required receiver type, decoder type and decoder authorization (if required).
    - At least 30 minutes of full system testing time at least 2 working days in advance of any Event that uses a new or unique configuration. Full system tests require company to uplink content to satellite utilizing same transponder and encoding system as that which will be used for the actual event.

GENERAL TERMS

10. Upon notification by RN, Company shall use commercially reasonable best efforts to remove Content files from RBN system that meet either of the following criteria:
    -   Content files that have not been accessed for 6 months.
    -   Content files for which no public URLs exist.

11. Company gives permission to RealNetworks to use sample media clip and company logo for promotional purposes. RN will adhere to company trademark and usage policies.

12. Company will be the first point of contact for all customer service issues including but not limited to RBN installation, Real Player, and sales questions. RBN technical support will be available if additional support is needed for RBN related services.

                                    EXHIBIT 2
                                 RN OBLIGATIONS

SERVICES

1. RN will use commercially reasonable means to serve as many simultaneous streams as are required to meet the demand for live and on-demand content.

2. RN will provide setup support and provide 24x7 network management and monitoring support.

3. RN will provide Company the URL for each live stream encoded by RN within the Broadcast Operations Center.

4. RN will provide usage statistics for all Company content hosted on Real Broadcast Network. RN will provide Company with daily online reports.

5. RN will provide storage up to the amount listed in Exhibit 3 for encoded live and on-demand files.

6. RN will deliver the Broadcast Services in accordance with published specifications and the provisions of Exhibit 3.

7. RN will serve live and stored content 24 hours per day, 7 days per week except for at times of scheduled maintenance for the term of the agreement.

8. RN agrees to make commercially reasonable efforts to promote Company programming on various RealNetworks web sites, including RealGuide and others. RN agrees to list Company properties in all relevant categories in all guide listings and searches including RealGuide. Additional promotion is contingent on the nature of the Global Media programming; on available space on RealGuide and future promotional vehicles; and on Global Media notifying RN of programming Global Media wishes to promote at least one week in advance for scheduled events and as quickly as possible for breaking news. Global Media may notify RN of specific audio and video programming by sending e-mail to promotions@real.com.

9. RN and Company will treat the terms of this agreement as confidential information.

10.  RN will encode feeds acquired from satellite transmission.

11. RN will provide encoding software to Company for use in creating on-demand files in accordance with the terms of RN's software licensing agreement.

                                     PRICING

                   FROM: JANUARY 19, 2000 TO JANUARY 18, 2005

GENERAL TERMS

Special charges may apply if RealNetworks needs to acquire special equipment to serve Company's needs. These charges will be discussed with Company prior to Company's performing any obligations under this Agreement.

Pricing is as follows:

1) ALWAYS ON AUDIO FEEDS AND MB CHARGES
Monthly feed billing will begin when first station is connected and will be priced as follows:

QUARTERLY PREPAYMENTS

Company shall pay RN * at the commencement of each calendar quarter in the term of this Agreement which shall be used to prepay for usage during that quarter up to * MB. MB of usage over * in a quarter will be priced as follows.

USAGE FEES

1. Usage will be measured in total Megabytes (MB) of streaming media files delivered to end users per month.

2. Usage will be aggregated over all of Company's programming.

3. Pricing for all MB (over and above the MB usage included in the Quarterly Prepayment above) will be applied to the following $/MB rate.


-----------------------------------------
          FEES             PRICE / MB
-----------------------------------------
       MB CHARGES            *
-----------------------------------------

*

Pricing above includes:
Simulated Live Stations
24x7 live radio/TV stations
On-demand audio/video (up to 300 kbps)
GM purchases hardware for SLTAs

Collocation details:
PHYSICAL ACCESS 24X7. Requires notification of RN's System Administrator on duty.

RBN HANDS-ON. Will be limited to rebooting only. Requires notification of the Network Operations Center (NOC), or system admin on duty if NOC is not available. Global Media to provide written instructions for rebooting the systems when the systems are installed.

Network connectivity problems, 7x24 support. Requires notification of NOC, or Network Engineer on duty if NOC is not available.

Collocation charges:
Non-recurring charges:

          - $5,000 non-recurring charge for initial site setup and first rack installation


* Subject to confidential treatment request

          - $1,500 non-recurring charge for each additional rack installation

Monthly recurring charges:
          - $500 monthly recurring charge per rack
Other charges:
- $75 per hour escort fee for on-site customer visits outside the hours of 7:00 A.M. to 7 P.M. Monday through Friday